The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. We are not using this prospectus supplement and accompanying prospectus to offer to sell these securities or solicit offers to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160676

Subject to Completion, dated July 12, 2010

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 4, 2009)

5,000,000 Shares

Common Stock

We are offering 5,000,000 shares of our common stock.

Our common stock is listed on the Nasdaq Global Market under the symbol “BMTI.” On July 9, 2010, the last reported sale price of our common stock on the Nasdaq Global Market was $11.43 per share. Novo A/S, one of our affiliates, has agreed to purchase an aggregate of up to 850,000 shares of our common stock in this offering at the public offering price, under the same terms and conditions and at the same time as the general public.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to BioMimetic Therapeutics, Inc. (before expenses)	$	$

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase up to 750,000 additional shares of our common stock at the public offering price less the underwriting discounts to cover over-allotments, if any.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

J.P. Morgan Securities Inc., on behalf of the underwriters, expects to deliver the shares against payment on or about July     , 2010.

Sole book-running manager

J.P. Morgan

       , 2010

BIOMIMETIC THERAPEUTICS, INC.

Prospectus Supplement

Prospectus

i

About This Prospectus Supplement

This prospectus supplement is a supplement to the accompanying prospectus dated September 4, 2009 that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the accompanying prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission before the date of this prospectus supplement, the statements made in the accompanying prospectus, or such an earlier filing, as applicable, are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the headings “Incorporation of Certain Documents by Reference” on page S-21 and “Where You Can Find More Information” on page S-20 of this prospectus supplement before investing in our common stock.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of shares of our common stock in any state where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe, any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement outside the United States. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus, as well as the information we have previously filed with the SEC that is incorporated by reference herein or therein, is accurate as of any date other than the date of each of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

For purposes of this prospectus supplement and the accompanying prospectus, references to the terms “BioMimetic,” “we,” “us” and “our” refer to BioMimetic Therapeutics, Inc., unless the context otherwise requires.

All references in this prospectus supplement to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

Prospectus Supplement Summary

The following summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus. This summary does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the financial statements and other information incorporated by reference herein and in the accompanying prospectus supplement. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the option granted to the underwriter to purchase additional shares of our common stock as described herein has not been exercised.

Our Business

BioMimetic Therapeutics, Inc. is a biotechnology company, which develops and commercializes innovative products to help stimulate the body’s natural tissue regenerative process. We believe our protein therapeutic-device combination products have the potential to improve significantly the treatment of musculoskeletal injuries and conditions affecting bones, tendons, ligaments and cartilage. Our platform regenerative technology, which incorporates a potent version of one of the body’s natural key stimulators of tissue repair, may offer physicians advanced biological solutions to actively stimulate tissue healing and regeneration.

We have already demonstrated that this technology is safe and effective in stimulating bone regeneration with the U.S. and Canadian regulatory approvals of our first periodontal product, GEM 21S® Growth-factor Enhanced Matrix (“GEM 21S”) and with the Canadian regulatory approval of our first orthopedic product, AugmentTM Bone Graft (“Augment”). We continue to focus on further developing this platform regenerative technology to stimulate tissue healing in orthopedic applications (such as certain types of bone fractures or fusions of the bones in the foot and ankle to eliminate chronic pain from trauma or arthritis), and potentially sports injury and spine applications. Our current product candidates are designed to target a broad range of clinical indications in bone, ligament, tendon and cartilage repair.

Our product candidates have been the subject of numerous orthopedic clinical studies that have been completed or are ongoing, which seek to demonstrate the safety, clinical utility and/or efficacy of the product candidates in our pipeline, including our lead orthopedic product candidate Augment, a fully synthetic and off-the-shelf bone growth factor product for the treatment of bone defects and injuries. Augment is the subject of our North American pivotal (Phase III) randomized controlled trial, which compares Augment to autograft for use in hindfoot and ankle fusion surgery. This trial will be the primary data set used to support regulatory approval in the United States, the European Union (“EU”) and Australia. In addition, we have pre-clinical programs focused on the development of treatments for bone defects in the spine and various sports injury applications, including those requiring ligament, tendon and cartilage repair.

In the second quarter of 2009, we submitted to the U.S. Food and Drug Administration (“FDA”) both the pre-clinical pharmacology/toxicology and quality/manufacturing modules of a modular pre-market approval (“PMA”) application for the marketing of Augment in the United States. A modular submission breaks the PMA document into three sections or “modules” filed at different times that together become a complete application. The modular approach allows the applicant to potentially resolve any concerns noted by the FDA earlier in the review process than would occur with a traditional PMA application, and may ultimately shorten the review and approval timeline. In October 2009, we reported positive top-line results from our North American Augment pivotal trial. The primary study goal of this clinical study was to establish non-inferiority of Augment compared to autograft. Autograft is the current standard of care but is limited in that it must be obtained and transplanted from another bone in the patient’s body, often requiring a second surgical procedure. The positive top-line results of the study indicate that, with the use of Augment, patients can expect a comparable treatment outcome while being spared the pain and potential morbidity associated with autograft bone harvesting and transplantation. In February 2010, we submitted to the FDA the third PMA module, which contains the 24-week data from the North American Augment pivotal trial. Prior to the FDA’s initial review of our third PMA module, the FDA requested that we submit 52-week safety data from the North

American Augment pivotal trial. We submitted the requested data to the FDA in May 2010 which completed our PMA filing for Augment in the United States.

In November 2009, we received approval from Health Canada of our Device License Application (“DLA”) in Canada for Augment. The product is approved for use as an alternative to autologous bone graft in the surgical treatment of foot and ankle fusions in Canada. Based upon this approval, we initiated the commercial marketing of Augment in Canada in the beginning of 2010 through our exclusive distribution partner, Joint Solutions Alliance Corporation (“Joint Solutions”). During the first quarter of 2010, our commercial activities in Canada have focused on the support of Joint Solutions’ efforts to get Augment onto the list of approved products at the key hospitals throughout Canada. Every new product must be reviewed by individual hospital “product evaluation committees,” which act as the gatekeepers at the hospital purchasing level. These committees look at the potential impact of a new product on patient care and on the budget in the specific therapeutic category related to that product. This process can take several months. We are currently working with Joint Solutions to progress Augment through the appropriate committees at the key accounts that we believe present the best opportunities for the product.

Our numerous clinical studies, including our Augment studies, suggest that our platform technology may be effective in our target applications. If successful, we expect these clinical studies should lead to regulatory approval of our regenerative product candidates in the United States, the EU and Australia. If approved by the appropriate regulatory authorities, we believe that our product candidates may offer new, effective and less invasive treatment options in orthopedic, spine and sports related injuries to improve the quality of life for millions of patients suffering injuries or deterioration of bones, ligaments, tendons and cartilage.

In February 2010, we filed an application of Conformity Assessment with the Australian Therapeutic Goods Administration (“TGA”) for Augment. This application seeks approval to market Augment in Australia as an alternative to autograft in the treatment of foot and ankle fusions. The filing utilized the technical and clinical data that were provided to Health Canada in the recent DLA and to the FDA in the recent filing of the PMA for Augment in the United States. The TGA review is expected to take 12 to 18 months to complete, however, the timing of regulatory review can be uncertain and as a result we may be unable to obtain Australian approval of Augment in a timely manner, if at all. Looking forward to the successful completion of Augment marketing approval, we have established a relationship with an orthopedic distributor, Surgical Specialties Pty Ltd (“Surgical Specialties”), in Sydney, Australia. Surgical Specialties will be the exclusive distributor of Augment and Augment Injectable in Australia and New Zealand.

We own or co-own four non-expired U.S. patents, one U.S. patent which is a non-expired patent due to patent term extension, at least 22 non-expired foreign patents, and 73 pending U.S. and foreign patent applications. We have exclusively licensed six non-expired U.S. patents, one U.S. patent which is a non-expired patent due to patent term extension, at least six non-expired foreign patents, and at least one foreign patent which is a non-expired patent due to a supplementary protection certificate issued in Great Britain.

According to the National Bureau of Economic Research, the U.S. economy entered into a recession in December 2007. Although the U.S. Commerce Department reported economic growth in the third and fourth quarters of 2009, and the first quarter of 2010, continuing economic uncertainty and the ensuing market instability have continued to impact our general business strategy, which may be adversely affected if current economic conditions do not improve. For example, the economy may impact the demand for elective medical procedures that we are targeting with our product candidates, or may impact the pricing that we may set for our products, if approved. However, since our anticipated product launch in the United States for our lead product candidate may be a year or more away, the impact of the economy on commercial opportunities for that product remains uncertain.

We have responded to the current economic conditions by investing our cash and cash equivalents and our investments conservatively, and by employing cost control measures to conserve cash and manage expenses, such as scaling back growth in staff, eliminating unnecessary expenditures and postponing certain program activities where appropriate. In addition, to the extent possible given contractual commitments, in order to postpone major expenses we had postponed certain major equipment purchases and delivery and validation efforts for manufacturing equipment intended for our new manufacturing facility. Those equipment purchases, however, have now been completed and the equipment has been delivered to our facility.

Recent Developments

PMA Application Accepted for FDA Review

On June 28, 2010, we announced that the FDA notified us that it had accepted for review our PMA application for Augment for use in foot and ankle fusions in the United States. The FDA has filed the application and has begun its comprehensive review of the clinical module.

Final Augment Study Data

On July 7, 2010, we reported the 52-week results of our North American Pivotal Study of Augment at the American Orthopaedic Foot and Ankle Society (“AOFAS”) summer meeting. These data represent the results for the final study time-point of the trial, the 52-week or final visit. The trial was a 434 patient prospective, randomized, controlled trial, which compared the use of Augment Bone Graft with autograft in foot and ankle fusion surgery. The trial met its pre-specified primary endpoint of non-inferiority of Augment to autograft.

The 52-week data was compared to our previously reported 24-week data. A total of 16 secondary study endpoints measured at 52 weeks were reported in the results, including radiographic, clinical, functional and pain outcomes, along with four key safety outcomes. While we previously reported on the primary endpoint of the study, the percent of patients fused at 24 weeks, the updated secondary endpoint data provide valuable information related to the final patient outcomes and further support the study hypothesis that Augment is non-inferior to autograft in the treatment of these fusions. Of 16 secondary endpoint measures, 15 were statistically significant for non-inferiority; this reinforces our 24-week study findings. Further, Augment compared favorably to autograft with clinical healing rates of 87.7% and 88.3%, and a therapeutic failure rate of 7.3% and 8.0%, respectively.

We also reported on two additional secondary endpoints relating to a 36-week CT fusion analysis. Since the study protocol did not include a 52-week CT scan, the 36-week CT data represents the final time point for these two endpoints, which included a CT assessment for fusion of the “full complement of joints” and a CT assessment for fusion of “all joints.” Under the “full complement of joints” assessment, when multiple joints in a single foot/ankle are fused, all the joints must meet the success criteria in order for the patient to be considered a success. Under the “all joints” assessment, when multiple joints in a single foot/ankle are fused, each joint is assessed individually. The two CT 36-week secondary endpoints did not meet statistical significance for non-inferiority (even though non-inferiority was demonstrated at 24 weeks), in part, we believe, because a number of patients that had successful fusion by 24 weeks did not return for their 36-week CT scans. Of the nine patients who did not return for their 36-week CT scan, eight patients were in the Augment group and one was in the autograft group. However, it should be noted that: (1) no patient in either group that was evaluated as “fused” at 24 weeks was later determined to be “not fused” at 36 weeks; (2) bone growth in both Augment and autograft patients continued to progress radiographically from 24 to 52 weeks; and (3) clinical and functional outcomes also continued to improve in both groups from 24 to 52 weeks. In fact, two endpoints went from not significant at 24 weeks to significant at 52 weeks. Specifically, at the 52-week time point, X-ray assessments for fusion of the full complement of joints (three aspects) showed statistical significance for non-inferiority in Augment patients, though non-inferiority was not demonstrated for the same endpoint at 24 weeks, and the clinical success secondary endpoint showed statistical significance for non-inferiority in Augment patients at 52 weeks, though non-inferiority was not demonstrated for the same endpoint at 24 weeks.

In addition, at the AOFAS meeting in July 2010, we disclosed certain preclinical data demonstrating the potential for recombinant platelet derived growth factor BB (“rhPDGF-BB”) in the field of sports medicine. Data was disclosed relating to a preclinical study of the role of rhPDGF-BB in the repair of tendinosis in rats. A one-time injection of rhPDGF-BB was delivered to a rat tendon at several rhPDGF-BB concentrations (1 micrograms, 10 micrograms and 100 micrograms). The study included 165 animals, and assessments were made at 7 and 21 days post injection. The study demonstrated that the reparative response of the tendon was improved with rhPDGF-BB injection, and no safety issues were identified. Data was also disclosed relating to a preclinical study of rhPDGF in the repair of cartilage defects. In this study rhPDGF-BB (500 micrograms) combined with a biphasic plug was used in a goat model of osteochondral defect repair (N=32 goats). This study demonstrated statistically significant improvements in gross morphology, bone formation on microCT (computed tomography) scans and histologic cartilage repair scores for the rhPDGF-BB treatments versus the biphasic plug alone without the rhPDGF-BB. In addition, no safety issues were identified in this study. We believe these findings provide further support of the potential of rhPDGF-BB in the sports medicine market.

EU Foot & Ankle Trial Data Summary

We also recently reported the results of our European Union (“EU”) Augment foot and ankle fusion study. The EU Augment foot and ankle fusion study included 108 patients in 11 high-volume foot and ankle clinical centers in the EU. The design of this study was based on our previously reported Canadian trial. In summary, this study demonstrated only a 7% revision rate, which is consistent with the therapeutic failure rate observed in our North American pivotal trial for Augment and autograft (7.3 and 8.0%, respectively) and our Canadian registration trial (10%).

The goal of the EU study was to collect additional safety and clinical utility data that would, along with the results of the North American and Canadian trials, support regulatory and reimbursement applications in the EU, as well as provide an opportunity for leading EU surgeons to gain experience with the product. All patients were evaluated based on a study endpoint of nine months, similar to the Canadian trial. We expect to submit the data, along with North American trial data, to European regulatory authorities later this year.

Economic Study Evaluating the Cost of Autograft in Foot and Ankle Fusion Surgery

On July 7, 2010, Dr. Nicholas Abidi, a practicing orthopedic surgeon at Santa Cruz Orthopaedic Institute and an investigator in our Augment North American Clinical Study, presented a paper at the AOFAS summer meeting entitled “Economic Evaluation of the Direct Healthcare Costs of Harvesting Autogenous Bone Graft in Foot and Ankle Surgery.” The paper presented the results of a recently completed study led by Dr. Abidi, and supported by us, which sought to evaluate the costs affiliated with the bone graft harvest procedure in foot and ankle fusion surgery. The study analyzed billing and cost data for medical resources directly attributable to harvesting autograft from 10 hospitals and orthopedic centers located across the United States. Average direct medical costs ranged from $1,100 to $2,400 per patient, depending on the location of the harvest site and individual hospital charge/cost structure. These conclusions only include limited conservative estimates relating to the incremental costs resulting from complications associated with the harvest procedure, and do not include incremental costs that would result from significant complications that may be associated with such procedures. Further, it is impossible to quantify the cost of the pain and additional risk experienced by patients having autograft harvested, or the unique difficulties of harvesting in compromised patients with conditions such as diabetes, obesity, or rheumatoid arthritis.

Canadian Commercial Update

We recently hired a sales manager in Canada to work directly with distributors’ representatives in Canada on Augment sales and to establish and maintain relationships with Canadian customers. We are continuing to work with hospitals and opinion leaders in Canada to obtain new product approvals and promote Augment usage. The success of our commercial marketing in Canada depends upon the success of our efforts to place Augment onto the list of approved products at key hospitals throughout Canada. We have not yet broadly achieved approval throughout Canada and we have not generated, and do not anticipate that our Canadian sales will generate, significant revenues in 2010.

Our Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 389 Nichol Mill Lane, Franklin, Tennessee 37067, and our telephone number is (615) 844-1280. Our website is www.biomimetics.com. The information on our website does not constitute part of this prospectus supplement and should not be relied upon in connection with making any investment in our securities.

The Offering

Issuer
BioMimetic Therapeutics, Inc.
Common Stock offered by us
5,000,000 shares (5,750,000 shares if the underwriters exercise their over-allotment option in full).
Over-Allotment
We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to 750,000 additional shares of common stock at the public offering price less the underwriting discounts to cover over-allotment, if any.
Common Stock to be outstanding after the completion of this offering(1)
27,128,674 shares.
Use of proceeds
We expect to receive net proceeds from this offering of approximately $ million, after deducting underwriting discounts and estimated offering expenses. We currently expect to use the net proceeds for funding clinical trials for our product candidates, funding our research and development activities, completion of our manufacturing facility, acquisition of additional technologies or businesses and working capital and general corporate purposes. See “Use of Proceeds.”
Risk Factors
See “Risk Factors” on page S-7 for a discussion of factors you should consider carefully before making an investment decision.
NASDAQ Global Market trading symbol
BMTI

Before purchasing the securities being offered, you should carefully consider the “Risk Factors” beginning on page S-7.

(1)	The number of shares of common stock to be outstanding after this offering is based on 22,128,674 shares outstanding as of June 30, 2010, and excludes 2,818,065 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2010, at a weighted average exercise price of $10.82 per share.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our quarterly report on Form 10-Q for the quarter ending March 31, 2010, as well as any risks described in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. See the section of this prospectus supplement entitled “Where You Can Find More Information.” Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition, or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, or operating results. Some of the statements in this section of the prospectus supplement are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus supplement entitled “Special Note Regarding Forward-Looking Statements.”

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Upon completion of this offering, we will have outstanding an aggregate of approximately 27,128,674 million shares of common stock, assuming no exercise of outstanding options. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act unless these shares are purchased by affiliates. In addition, as of June 30, 2010, a total of 2,818,065 shares of our common stock are issuable upon exercise of outstanding options and warrants granted by us, which also have been registered for resale on registration statements filed with the SEC. The outstanding options have a weighted average exercise price of $10.82 per share and expire between August 2010 and June 2020. There were no outstanding warrants as of June 30, 2010.

We may use the proceeds of this offering in ways with which you may disagree.

We intend to use the net proceeds of this offering to raise capital for general corporate purposes, including to fund additional product development and potential commercialization activities. Accordingly, we will have significant discretion in the use of the net proceeds of this offering including for any of the purposes described in “Use of Proceeds.” It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. We may, subsequent to this offering, modify our intended use of the offering proceeds to pursue strategic opportunities that may arise, such as potential acquisition opportunities. You will be relying on the judgment of our management with regard to the use of the proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

You will experience immediate dilution in the net tangible book value of the shares of our common stock you purchase as a result of this offering.

If you purchase shares of our common stock in this offering, you will pay more for your shares than the per share book value of our common stock as of March 31, 2010. As a result, the value of your investment based on the net tangible book value per share of our common stock will be less than what it would have been had you and all of the existing stockholders paid the same amount per share of common stock as you will pay in this offering. If you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. The exercise of outstanding options into common stock may result in further dilution to your investment in our common stock. See “Dilution.”

Special Note Regarding Forward-Looking Statements

Certain statements contained in this prospectus supplement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements in this prospectus supplement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements convey our current expectations and forecasts of future events.

Forward-looking statements include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations, that are not historical facts. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements include, among other things, statements about:

•	the expected timing for the completion of the transactions described herein;
•	the expected effect of the transactions described herein on our company;
•	success, advancement and timing of clinical trials and studies and eventual regulatory approval of our product candidates or other new product introductions;
•	market acceptance of and demand for Augment in Canada and for our product candidates;
•	regulatory actions that could adversely affect the price of or demand for our approved products;
•	our intellectual property portfolio and licensing strategy;
•	our marketing and manufacturing capacity and strategy;
•	estimates regarding our capital requirements, and anticipated timing of the need for additional funds;
•	product liability claims;
•	economic conditions that could adversely affect the level of demand for Augment in Canada and for our product candidates;
•	financial markets, including the market for various investment securities;
•	the competitive environment; and
•	the current economic downturn.

Any or all of our forward-looking statements may turn out to be inaccurate. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Forward-looking statements may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including, without limitation, the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances contained in this prospectus supplement may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

You should read this prospectus supplement with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement by these cautionary statements.

In addition, our past results are not necessarily indicative of our future results. We discuss these and other uncertainties in the “Risk Factors” section of this prospectus supplement beginning on page S-7 and in our Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as well as in any future filings we may make that may be incorporated by reference herein. For information on the documents we are incorporating by reference and how to obtain a copy, please see “Where You Can Find More Information” in this prospectus supplement. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $      , after deducting underwriting discounts and commissions and estimated expenses of the offering payable by us. We currently expect to use the net proceeds for one or more of the following:

•	funding clinical trials for our product candidates;
•	funding our research and development activities;
•	completion of our manufacturing facility;
•	acquisition of additional technologies or businesses; and
•	working capital and general corporate purposes.

The foregoing information is an estimate based on our current business plan. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. We may find it necessary to shift funds reserved for one category of uses to another purpose. For example, we may, subsequent to this offering, pursue strategic opportunities that may arise, such as potential acquisition opportunities. We have broad discretion and may find it necessary or advisable to re-allocate portions of the net proceeds we receive from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our product development and commercialization efforts, the FDA’s review of Augment, our sales and marketing activities, the amount of cash used by our operations and our assessment of the ability to add long-term shareholder value through potential strategic opportunities. Investors will be relying on the judgment of management regarding the application of these net proceeds. Pending these uses, we intend to invest the net proceeds of the offering in short-term, interest-bearing securities.

Price Range of Common Stock

Our common stock began trading on the NASDAQ Global Market on May 15, 2006 under the symbol “BMTI.” Prior to that time, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low closing prices for our common stock, as reported on the NASDAQ Global Market for the periods indicated.

	Price Range
	High	Low
2010
First Quarter	$13.89	$11.32
Second Quarter	$14.20	$11.01
Third Quarter (through July 9, 2010)	$11.54	$10.58

	Price Range
	High	Low
2009
First Quarter	$10.03	$7.10
Second Quarter	$10.52	$7.08
Third Quarter	$13.21	$8.58
Fourth Quarter	$15.32	$10.65

	Price Range
	High	Low
2008
First Quarter	$17.65	$6.50
Second Quarter	$12.20	$8.31
Third Quarter	$13.89	$9.21
Fourth Quarter	$11.01	$5.06

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments (if any), and such other factors as our board of directors deems relevant.

Capitalization

The following table presents our capitalization as of March 31, 2010:

•	on an actual basis; and
•	on a pro forma as adjusted basis to reflect the sale of 5,000,000 shares of common stock at a public offering price of $ per share, the receipt by us of net proceeds equal to $ , after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying prospectus.

	As of March 31, 2010
	Actual	Pro forma, as adjusted
	(unaudited) (in U.S. dollars, except share data)
Debt:
Current portion of capital lease obligations	$37,904		$37,904
Capital lease obligations	149,616		149,616
Note payable	—		—
Total debt	$187,520		$187,520
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 15,000,000 shares authorized; none outstanding	$—	$
Common Stock, par value $.001 per share; 37,500,000 authorized shares, 22,106,084 issued and outstanding shares, actual; issued and outstanding shares, as adjusted	22,106
Additional paid-in capital	161,701,565
Accumulated other comprehensive income	1,095
Accumulated deficit	(102,042,461)
Total stockholders’ equity	59,682,305
Total capitalization	$59,869,825	$

The above data excludes the following:

•	an aggregate of 2,805,350 shares of common stock reserved for issuance upon the exercise of outstanding options; and
•	22,590 shares of common stock issued since March 31, 2010 upon the exercise of vested stock options pursuant to the 2001 Long-Term Stock Incentive Plan and employee purchases pursuant to the 2005 Employee Stock Purchase Plan.

Dilution

Purchasers of our common stock in this offering will experience an immediate dilution of the net tangible book value of their shares of our common stock. At March 31, 2010, we had a net tangible book value of approximately $57,047,395 or $2.58 per share of our common stock held by continuing stockholders. The following table illustrates this per share dilution.

Offering price per share			$
Net tangible book value per share at March 31, 2010		$2.58
Net increase in pro forma net tangible book value per share attributable to investors purchasing share in this offering	$
Less pro forma net tangible book value per share, as adjusted to give effect to this offering			$
Dilution in pro forma net tangible book value per share to purchasers			$

Certain U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders of Common Stock

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership, and disposition of common stock by a non-U.S. holder (as defined below) that acquires our common stock in this offering and holds it as a capital asset. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, effective U.S. Treasury regulations, and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The foregoing are subject to differing interpretations which could affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, expatriates, persons deemed to sell common stock under the constructive sale provisions of the Code, and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. Furthermore, this discussion does not address any state, local or foreign tax laws.

You are urged to consult your tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the purchase, ownership, and disposition of our common stock.

For purposes of this summary, you are a “non-U.S. holder” if you are a beneficial owner of common stock that, for U.S. federal income tax purposes, is not:

•	an individual that is a citizen or resident of the United States;
•	a corporation, other entity treated as a corporation for U.S. federal income tax purposes, or partnership that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, provided that: (1) a court within the United States is able to exercise primary supervision over its administration or one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of that trust, or (2) the trust has made an election under the applicable Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Dividends

Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a U.S. alien holder that is a partnership or an estate or trust, such forms certifying the status of each partner in the partnership or beneficiary of the estate or trust as) a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments; or
•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than companies or individuals.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and you have not claimed the dividends are eligible for any treaty benefits as income that is not attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non- U.S. person, and the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income. “Effectively connected” dividends are taxed at rates applicable to U.S. persons on a net income basis. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain from U.S. sources that you recognize on a disposition of our common stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis;
•	you are an individual, you hold our common stock as a capital asset, and you are present in the United States for 183 or more days in the taxable year of the disposition; or
•	we are or have been a “United States real property holding company” for U.S. federal income tax purposes.

“Effectively connected” gains are taxed at rates applicable to U.S. persons on a net income tax basis. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

An individual non-U.S. holder described in the second bullet point above will only be subject to U.S. federal income tax on the gain from the sale of our common stock to the extent such gain is deemed to be from U.S. sources, which will generally only be the case where the individual’s tax home is in the United States. An individual’s tax home is generally considered to be located at the individual’s regular or principal (if more than one regular) place of business. If the individual has no regular or principal place of business because of the nature of the business, or because the individual is not engaged in carrying on any trade or business, then the individual’s tax home is his regular place of abode. If an individual non-U.S. holder is described in the second bullet point above, and the individual non-U.S. holder’s tax home is in the United States, then the non-U.S. holder may be subject to a flat 30% tax on the gain derived from the disposition, which gain may be offset by U.S.-source capital losses.

We believe we currently are not, and we do not anticipate becoming, a “United States real property holding company” for U.S. federal income tax purposes.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death generally will be included in the holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Legislation Affecting Taxation of Common Stock Held By or Through Foreign Entities

Legislation was enacted on March 18, 2010 that will, effective for payments made after December 31, 2012, impose a 30% U.S. withholding tax on dividends paid by U.S. issuers and on the gross proceeds from the disposition of stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury to collect and provide to the U.S. Treasury substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on dividends paid by U.S. issuers and on the gross proceeds from the disposition of stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Investors are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the common stock.

Underwriting

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities Inc. is acting as book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities Inc.

Total	5,000,000

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $     per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $     per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

The underwriters have an option to buy up to 750,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have up to 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any of the shares of common stock are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $     per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without over-allotment exercise	With full over-allotment exercise
Per Share	$	$
Total	$	$

At our request, the underwriters have agreed to reserve an aggregate of up to 850,000 shares of our common stock in this offering for sale to Novo A/S, one of our affiliates, at the public offering price indicated on the cover page of this prospectus supplement, under the same terms and conditions and at the same time as the general public. Novo A/S has represented that it is purchasing the shares for investment purposes only, with no present intention to resell the shares.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $    .

A prospectus supplement and accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock, or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities Inc. for a period of 90 days after the date of this prospectus supplement. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions do not apply to certain transactions, including:

•	the sales of Common Stock pursuant to the Underwriting Agreement,
•	any shares of Common Stock issued upon the exercise of any stock options or other securities granted or issued under Company stock plans, including, but not limited to, any stock incentive plan or employee stock option plan.

In addition, our directors and executive officers and certain significant stockholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which we and each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities Inc., (1) offer, pledge, announce the intention to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock (including, without limitation, common stock which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions do not apply to certain transactions, including:

•	transfers of shares of Common Stock as a bona fide gift or gifts;
•	dispositions to any trust for the direct or indirect benefit of such director, executive officer or shareholder and/or a member of the immediate family of such director, executive officer or shareholder other than any disposition for value;
•	the sale pursuant to any existing contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B);

•	dispositions from any grantor retained annuity trust established for the direct benefit of such director, executive officer or shareholder and/or a member of the immediate family of such director, executive officer or shareholder pursuant to the terms of such trust;
•	the distribution to any partnership, corporation or limited liability company controlled by such director, executive officer or shareholder or by a member of the immediate family of such director, executive officer or shareholder.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Global Market under the symbol “BMTI.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering, certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on the Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. Our shares of common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to our shares of common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of our shares of common stock in Switzerland.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or
•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Legal Matters

Certain legal matters with respect to the common stock will be passed upon for us by Morrison & Foerster LLP, New York, New York. Davis Polk & Wardwell LLP will pass upon certain legal matters for the underwriters in connection with this offering.

Experts

The consolidated financial statements of BioMimetic Therapeutics, Inc. appearing in BioMimetic Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of BioMimetic Therapeutics, Inc.’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC’s website at http://www.sec.gov. You may also read, without charge, and copy the documents we file, at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We maintain an Internet website at www.biomimetics.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

This prospectus supplement does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus supplement until we sell all of the securities under this prospectus supplement, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;
•	our Quarterly Report of Form 10-Q for the period ending March 31, 2010;
•	our Current Reports on Form 8-K filed with the SEC on January 7, 2010, February 3, 2010, February 22, 2010, March 10, 2010, March 12, 2010, May 11, 2010, June 17, 2010, June 29, 2010 and July 7, 2010 (other than information that is furnished but deemed not to have been filed);
•	our definitive Proxy Statement for our Annual Meeting of Stockholders held on June 17, 2010 and
•	the description of our common stock included in our Form 8-A filed with the SEC on April 26, 2006.

Copies of these filings are available at no cost on our website, www.biomimetics.com. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

Larry Bullock, CFO
BioMimetic Therapeutics, Inc.
389 Nichol Mill Lane, Franklin, Tennessee 37067
(615) 844-1280

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus supplement, the prospectus, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

PROSPECTUS

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

We may from time to time offer, in one or more series, separately or together, the following:

•	our common stock;
•	our preferred stock in one or more series;
•	debt securities in one or more series; and
•	warrants to purchase our common stock.

The aggregate initial public offering price of the securities that we may offer through this prospectus will be up to $150,000,000.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Please read this prospectus and the applicable supplement carefully before you invest in any of our securities.

We may offer and sell these securities through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

Our common stock is quoted on the Nasdaq Global Market, under the symbol “BMTI.” On August 31, 2009, the last reported sale price of our common stock was $11.77 per share.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2009

No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement, and if given or made, such information or representations must not be relied upon as having been authorized by us or any underwriter, agent or dealer. We or an authorized underwriter, agent or dealer may also furnish you with a free writing prospectus relating to the applicable securities. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations and forecasts about future events.

Forward-looking statements include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements include, among other things, statements about:

•	success, advancement and timing of clinical trials and studies and eventual regulatory approval of our product candidates or other new product introductions;
•	market acceptance of and demand for our product candidates;
•	regulatory actions that could adversely affect the price of or demand for our approved products;
•	our intellectual property portfolio and licensing strategy;
•	our marketing and manufacturing capacity and strategy;
•	estimates regarding our capital requirements, and anticipated timing of the need for additional funds;
•	product liability claims;
•	economic conditions that could adversely affect the level of demand for our product candidates;
•	financial markets, including the market for auction rate securities;
•	the competitive environment; and
•	the current economic downturn.

Any or all of our forward-looking statements may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Forward-looking statements may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances contained in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

In addition, our past results are not necessarily indicative of our future results. We discuss these and other uncertainties in the “Risk Factors” section of this prospectus beginning on page 3, in our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, and June 30, 2009, as well as in any future filings we may make that may be incorporated by reference herein. For information on the documents we are incorporating by reference and how to obtain a copy, please see “Where You Can Find More Information” in this prospectus. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer under this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

You should read both this prospectus and the applicable prospectus supplement together with additional information from the sources described under the caption “Where You Can Find More Information” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References in this prospectus to “our company,” “we,” “our,” and “us” refer to BioMimetic Therapeutics, Inc.

OUR BUSINESS

BioMimetic Therapeutics, Inc. develops and commercializes innovative products to help stimulate the body’s natural tissue regenerative process. We believe our protein therapeutic-device combination products have the potential to significantly improve the treatment of musculoskeletal injuries and conditions affecting bones, tendons, ligaments and cartilage. Our platform regenerative technology, which incorporates a potent version of one of the body’s natural key stimulators of tissue repair, may offer physicians advanced biological solutions to actively stimulate tissue healing and regeneration.

We have already demonstrated that this technology is safe and effective in stimulating bone and periodontal regeneration in the jaws with the U.S. and Canadian regulatory approvals of our first product, GEM 21S® Growth-factor Enhanced Matrix. With the divestiture of GEM 21S in January 2008, we are now focused on developing this technology to stimulate tissue healing in orthopedic applications (such as certain types of bone fractures or fusions of the bones in the foot and ankle to eliminate chronic pain from trauma or arthritis), and potentially spine and sports injury applications. Our current product candidates use the same key stimulator as GEM 21S, and are designed to target a broad range of clinical indications in bone, ligament, tendon and cartilage repair.

We currently have seven orthopedic clinical studies that are completed or are under way which seek to demonstrate the safety, clinical utility and/or efficacy of our product candidates in the pipeline, including our lead orthopedic product candidate AugmentTM Bone Graft (“Augment”), formerly GEM OS1 bone graft, in treating bone defects and injuries. In addition, we have pre-clinical programs focused on the development of treatments for bone defects in the spine and various sports injury applications, including those requiring ligament, tendon and cartilage repair.

We have reported the results of a number of these studies, and those studies suggest that our platform technology may be effective in our target applications. If successful, we expect these clinical studies should lead to regulatory approval of our regenerative product candidates in the United States, Canada and Europe. If approved by the appropriate regulatory authorities, we believe that our product candidates will offer new, effective and less invasive treatment options in orthopedics, spine and sports related injuries to improve the quality of life for millions of patients suffering injuries or deterioration of bones, ligaments, tendons and cartilage.

According to the National Bureau of Economic Research, the U.S. economy has been in a recession since December 2007. Although various economic indicators have recently provided signs of potential economic recovery, the economic downturn and the ensuing market instability have continued to impact us by making it difficult to resolve the liquidity issues on our auction rate securities (“ARS”) investments. Auctions for these securities have failed since the ARS market collapsed in February 2008. In April 2009, we were able to sell two of our ARS investments and two of our ARS investments were redeemed by the issuer, and in July 2009, certain of our ARS investments were partially redeemed by the issuer. There can be no assurance, however, that the market will reform or that the $48.1 million combined par value of our remaining ARS investments as of June 30, 2009 will be liquidated in a timely manner.

Our general business strategy may be adversely affected if the current economic conditions deteriorate further, or do not improve. For example, the economy may impact the demand for elective medical procedures that we are targeting with our product candidates, or may impact the pricing that we may set for our products, if approved. However, since our anticipated product launch in the U.S. for our lead product candidate remains over a year away, the impact of the recession on commercial opportunities for that product remains uncertain.

We have responded to the current economic crisis by investing our cash and cash equivalents and our short-term investments conservatively, securing a short-term credit facility to provide some liquidity for our ARS investments, and initiating cost reduction measures such as scaling back growth in staff and managing our expenses carefully. In addition, to the extent possible given contractual commitments, in order to postpone major expenses, we have delayed certain major equipment purchases as well as validation and delivery of manufacturing equipment intended for a new manufacturing facility that is being built in the same complex as our headquarters in Franklin, Tennessee. We have leased a portion of this new facility and intend to move certain of our manufacturing operations to the new facility once construction is completed. Also, we have filed an arbitration claim against Deutsche Bank Securities, Inc. (“DBSI”) seeking to force DBSI to repurchase the illiquid ARS investments that it purchased on our behalf as manager of our discretionary cash management account.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 389 Nichol Mill Lane, Franklin, Tennessee 37067, and our telephone number is (615) 844-1280. Our website is www.biomimetics.com. The information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment in our securities.

RISK FACTORS

You should carefully consider the specific risks sets forth under the caption “Risk Factors” in the applicable prospectus supplement and under the captions “Risk Factors” in any of our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, before making an investment decision. For additional information, please see the sources described under the caption “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we currently expect to use the net proceeds of a sale of securities by us for one or more of the following:

•	further development of our clinical trials;
•	funding our research and development activities;
•	repayment of indebtedness;
•	acquisition of additional businesses or technologies; and
•	working capital and general corporate purposes.

If we use any portion of the proceeds from an offering of the securities for the repayment of indebtedness, we will specify in the applicable prospectus supplement the interest rate and maturity of that indebtedness. In addition, if the indebtedness to be discharged was incurred within one year of the date of the applicable prospectus supplement, we will describe the use of the proceeds of that indebtedness, if other than short-term borrowings used for working capital.

FINANCIAL RATIOS

If we offer debt securities, we will set forth in the applicable prospectus supplement our historical consolidated ratio of earnings to fixed charges.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus are:

•	common stock;
•	preferred stock, which we may issue in one or more series;
•	debt securities, which we may issue in one or more series; and
•	warrants entitling the holders to purchase common stock.

We will describe in a prospectus supplement, which we will deliver with this prospectus at the time of sale, the terms of the particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $150,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:

•	the type and amount of securities which we propose to sell;
•	the initial public offering price of the securities;
•	maturity;
•	original issue discount, if any;
•	rates and times of payment of interest, dividends or other payments, if any;
•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
•	ranking;
•	voting or other rights, if any;
•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;
•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
•	the compensation, if any, of those underwriters, agents or dealers;
•	if applicable, information about any securities exchange or automated quotation system on which the securities will be listed or traded;
•	material United States federal income tax considerations applicable to the securities;
•	any material risk factors associated with the securities; and
•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

DESCRIPTION OF EQUITY SECURITIES

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, our amended and restated certificate of incorporation and our bylaws. The following summary of the material terms, rights and preferences of our capital stock is not complete. You should read our amended and restated certificate of incorporation, which we refer to as our charter, and our bylaws, for more complete information before you purchase any of our securities. You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of these securities.

Common Stock

General.  Our charter provides that we may issue up to 37,500,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share, all of which preferred stock are undesignated. As of June 30, 2009, 21,735,380 shares of common stock were issued and outstanding.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividend Policy.  We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments (if any), and such other factors as our board of directors deems relevant.

Transfer Agent and Registrar.  The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors or a committee thereof is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the designations, rights, preferences, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Terms.  You should refer to the prospectus supplement relating to the offering of any preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;

•	number of shares offered and initial offering price;
•	voting rights and other protective provisions;
•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;
•	date from which dividends will accumulate, if applicable;
•	terms and amount of a sinking fund, if any, for purchase or redemption;
•	redemption rights, including conditions and the redemption price(s), if applicable;
•	listing on any national securities exchange;
•	terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation and anti-dilution provisions, if applicable;
•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;
•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;
•	any other specific terms, preferences, rights, limitations or restrictions; and
•	a discussion of applicable material U.S. federal income tax consequences.

The terms of any preferred stock we issue under this prospectus will be set forth in a certificate of designation. We will file a form of the certificate of designation as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

Ranking.  Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered shares of preferred stock;
•	on a parity with all of our equity securities ranking on a parity with the offered shares of preferred stock; and
•	junior to all of our equity securities ranking senior to the offered shares of preferred stock.

The term “equity securities” does not include convertible debt securities.

Dividends.  Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders may be entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption.  If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that prospectus supplement may be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference.  In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock may be entitled to receive, after distributions to holders of any series or class of our capital stock ranking senior, an amount equal to the stated or liquidation value of the shares of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock may share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Voting Rights.  Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock offered in a prospectus supplement to this prospectus will not have any voting rights, except as may be required by applicable law.

Conversion Rights.  The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include:

•	the number of shares of common stock or other securities into which the preferred stock is convertible;
•	the conversion price (or manner of calculation);
•	the conversion period;
•	provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;
•	the events, if any, requiring an adjustment of the conversion price; and
•	provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar.  We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

Warrants

We may issue warrants for the purchase of common stock. If we offer warrants, we will describe the terms of the warrants in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we may issue warrants under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the warrant terms that could be described in a prospectus supplement:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, number and terms of the shares of common stock that may be purchased upon exercise of the warrants;
•	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;
•	the purchase price for each security purchasable on exercise of the warrants;
•	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;
•	the minimum or maximum number of shares of common stock that may be purchased at any one time upon exercise of the warrants;
•	any anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	the terms of any right that we may have to redeem the warrants;
•	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement, if any;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations; and
•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Unless otherwise provided in the applicable prospectus supplement, the warrants and the warrant agreements will be governed by the laws of the State of New York.

Options

As of June 30, 2009, options to purchase 2,649,522 shares of our common stock at a weighted average exercise price of $9.21 per share were outstanding.

Registration Rights

As of June 30, 2009, stockholders holding approximately 2,816,309 shares of our common stock, which includes shares issued upon conversion of our redeemable, convertible preferred stock, have the right, subject to various conditions and limitations, to include their shares in registration statements relating to our securities.

Demand Registration Rights

At any time, certain of our stockholders who previously held redeemable, convertible preferred stock have the right, on up to two occasions, to demand that we register shares of common stock under the Securities Act, subject to certain limitations, including that (1) the aggregate amount of common stock to be sold under the registration statement equal at least 20% of the then outstanding shares subject to these registration rights or (2) the aggregate offering price to the public, less any selling expenses, equal to at least $3,000,000.

Form S-3 Registration Rights

At any time after we become eligible to file a registration statement on Form S-3, our stockholders who previously held redeemable, convertible preferred stock may require us to file a registration statement on Form S-3, provided that the aggregate offering price to the public, less any selling expenses, equal at least $1,000,000. However, we shall not be required to effect more than two registrations on Form S-3 in any 12-month period. All demand registration rights, whether affected on a Form S-3 or any other form, are further subject to the right of the underwriters of an offering to limit the number of shares included in the registration.

“Piggyback” Registration Rights

Certain of our stockholders who previously held redeemable, convertible preferred stock are entitled to piggyback registration rights with respect to the registration under the Securities Act of shares of common stock. In the event we propose to register any shares of common stock under the Securities Act either for our account, or for the account of other security holders, the holders of shares having piggyback registration rights are entitled to receive notice of the registration and to include shares in any such registration, subject to limitations. Piggyback registration rights of our stockholders who previously held redeemable, convertible preferred stock also are subject to the right of the underwriters of an offering to limit the number of shares included in the registration. Such stockholders waived their piggyback rights in connection with this registration statement.

Expenses of Registration

All expenses in effecting these registrations, with the exception of underwriting discounts and selling commissions, will be borne by us. However, we will not pay for the expenses of any demand registration if the request is subsequently withdrawn by the holders of a majority of the shares having registration rights, subject to specified exceptions.

Expiration of Registration Rights

The registration rights of our stockholders who previously held redeemable, convertible preferred stock described above will expire, with respect to each holder, on the earlier of (1) the date five years after the closing date of our IPO and (2) following the completion of our IPO, upon the security holder holding less than 1% of the outstanding common stock if the holder is eligible to sell all of its shares subject to these registration rights under Rule 144 of the Securities Act within any 90-day period without volume limitations, or under Rule 144 altogether.

Antitakeover Provisions

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. For example, the rights offering we completed in June 2009 was a business combination for purposes of the DGCL. Accordingly, we solicited and attained the affirmative vote of our s tock holders, other than Novo A/S and its affiliates and associates, in connection with the issuance of common stock to Novo A/S under the standby purchase agreement we entered into with Novo A/S in connection with the rights offering.

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage.

NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “BMTI.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at the option of the holder and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We will file forms of these documents as exhibits to an amendment to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

•	title;
•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	maturity date;
•	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;
•	terms of the subordination of any series of subordinated debt;
•	place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	provisions for a sinking fund, purchase or other analogous fund, if any;
•	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•	whether the indenture will restrict our ability or the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with shareholders or affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	procedures for any auction or remarketing, if any;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•	denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms to be filed as exhibits to an amendment to the registration statement of which this prospectus is a part will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate. In addition, the terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures to be filed as exhibits to an amendment to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, and our failure continues for 90 days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the indenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the indenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act of 1939, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and
•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indentures

We and the indenture trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

•	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;
•	to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts hereunder;

•	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the trust indenture act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;
•	to modify, eliminate or add to any of the provisions of the indenture;
•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;
•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;
•	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not materially affect the interest of any other holder of debt securities;
•	to secure any series of security; and
•	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, we and the trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

•	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;
•	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities; or
•	modify any of the above provisions.

Discharge

Each indenture to be filed as an exhibit to an amendment to the registration statement will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the indenture trustee;
•	compensate and indemnify the indenture trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC’s website at http://www.sec.gov. You may also read, without charge, and copy the documents we file, at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We maintain an Internet site at www.biomimetics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, and June 30, 2009;
•	our Current Reports on Form 8-K filed with the SEC on January 8, 2009; February 13, 2009; March 17, 2009; March 23, 2009; April 7, 2009; May 11, 2009; June 4, 2009, June 11, 2009; June 19, 2009; June 26, 2009; July 8, 2009; July 23, 2009; and August 11, 2009;
•	our definitive Proxy Statement for our Annual Meeting of Stockholders held on June 18, 2009; and
•	the description of our common stock included in our Form 8-A filed with the SEC on April 26, 2006.

Copies of these filings are available at no cost on our website, www.biomimetics.com. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

Larry Bullock, CFO
BioMimetic Therapeutics, Inc.
389 Nichol Mill Lane, Franklin, Tennessee 37067
(615) 844-1280

You should rely only on the information in our prospectus, any prospectus supplement, any applicable free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Morrison & Foerster LLP, New York, New York.

EXPERTS

The consolidated financial statements of BioMimetic Therapeutics, Inc. appearing in BioMimetic Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of BioMimetic Therapeutics, Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.